Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Billy Butcher, Megan Gaul, Michael Whyte, Lori Hoffman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution among each of the persons appointed herein, for him or her in his or her name, place and stead, in any and all capacities, to sign (i) any and all registration statements of KKR Real Estate Select Trust Inc., and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

Dated:	August 1, 2020

/s/ Ralph Rosenberg
Ralph Rosenberg	Chairman

/s/ Billy Butcher
Billy Butcher	Chief Executive Officer, President and Director

/s/ Megan Gaul
Megan Gaul	Chief Financial Officer, Chief Administrative Officer and Treasurer

/s/ Fran Bermanzohn
Fran Bermanzohn	Director

/s/ James Kropp
James Kropp	Director

/s/ Susan Meaney
Susan Meaney	Director

/s/ Joan Binstock
Joan Binstock	Director

/s/ Tammy Jones
Tammy Jones	Director